UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

MOBILE LADS CORP.

(Exact name of registrant as specified in charter)

Nevada	333-189723	42-1774611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9-2857 Sherwood Heights Drive Oakville, Ontario, Canada	L6J 7J9
(Address of principal executive offices)	(Zip Code)

1-800-470-9216

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 24, 2018, the Board of Directors of Mobile Lads Corp. (the “Company”) announced that it, as well as a majority of its shareholders voted to change the name of the Company to Unbanc Inc. and to effect a 1 for 30 reverse split. The Company has since been informed by the Nevada Secretary of State (the “NVSOS”) that the name change was processed in error in that the Company is not allowed to use the letters “banc” in its name without prior approval from the Nevada Financial Institutions Division (the “Division”). Upon contacting the Division, the Company was notified that name approval would not be given to the Company since it is not a federally registered financial institution.

Furthermore, the Company was informed by FINRA that pursuant to FINRA Rule 6490(d)(3)(2), FINRA will not approve the corporate actions until such time the Company is current with its filings with the Commission.

In light of the above, the Company has filed a Certificate of Correction with the NVSOS to reverse the amendment that was filed effecting the name change and reverse split. Therefore, both corporate actions will not proceed and the Company will remain as Mobile Lads Corp.

There will no impact to the change of fiscal year end and the Company’s year-end will remain as December 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE LADS CORP.

Date: February 1, 2018	By:	/s/ Michael Anthony Paul
Michael Anthony Paul, President & C.E.O.

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